Exhibit 10.31.2

SECOND AMENDMENT
TO THE
PNM RESOURCES, INC.
NON-UNION SEVERANCE PAY PLAN

Effective January 1, 2002, Public Service Company of New Mexico ("PNM") adopted the Public Service Company of New Mexico Benefits My Way Plan (the "BMW Plan").  Effective November 27, 2002, sponsorship of the BMW Plan was transferred from PNM to PNM Resources, Inc. ("PNM Resources") and the Plan as renamed the "PNM Resources, Inc. Benefits My Way Plan."  The BMW Plan consisted of a number of component programs including Program 12, Non-Union Severance Pay Program (the "Non-Union Severance Program").  Effective as of January 1, 2004, PNM Resources amended and restated the BMW Plan to divide it into a number of separate plans that replace several of the component programs in effect on December 31, 2003.  As part of the amendment and restatement, the PNM Resources, Inc. Non-Union Severance Pay Plan (the "Plan") was created as a successor plan to the Non-Union Severance Program, effective as of January 1, 2004.  The Plan has since been amended on one previous occasion.  By this instrument, PNM Resources now desires to amend the Plan in order to clarify the procedure by which affiliates of PNM Resources may adopt the Plan and to provide for service crediting with predecessor employers.

1.         This Second Amendment shall be effective as of June 6, 2005, unless otherwise noted herein.

2.         This Second Amendment amends only the provisions of the Plan as noted below, and those provisions not expressly amended shall be considered in full force and effect.  Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the

Plan to the extent those provisions are inconsistent with the provisions and intent of this Second Amendment.

3.         Section 2.1(bb) (Year of Service) of the Plan is hereby amended by adding a new paragraph to the end thereof:

The Company and SW Acquisition, L.P. entered into a Stock Purchase Agreement in which the Company agreed to purchase all of the outstanding shares of stock of TNP Enterprises, Inc. (the "Transaction").  Upon the close of the Transaction, for purposes of calculating the Years of Service of a "Transferred Employee," each Transferred Employee shall receive credit for all service with TNP Enterprises, Inc., Texas-New Mexico Power Company, First Choice Power, Inc. or any other TNP Enterprises, Inc. subsidiary as if such service were performed for the Company.  Service will be credited on a reasonably uniform basis for all Transferred Employees.

For this purpose, a "Transferred Employee" is any employee who was employed by TNP Enterprises, Inc. or its subsidiaries on the closing date of the Transaction and who immediately after the closing date of the Transaction is employed by the Company, TNPE Enterprises or the Affiliates of either.

3.         Section 3.5 (Certain Employees Ineligible For Benefits of the Plan) is hereby amended by adding a new subsection (e) to provide as follows:

(e)        Employees who do not terminate employment with the Company and all of its Affiliates.

4.         Section 9.1 (General) of the Plan is hereby amended and restated in its entirety to provide as follows:

9.1       Adoption by Affiliates.

(a)        An Affiliate, by action of its board of directors, may adopt the Plan with respect to its Employees only with the approval of the Board.

(b)        Except as otherwise clearly indicated by the context "Company" as used herein shall include each Affiliate that has adopted this Plan in accordance with this Section 9.1.

(c)        By adopting the Plan, each participating Affiliate shall be deemed to have agreed to:

(1)        Assume the obligations and liabilities imposed upon it by the Plan with respect to the its Employees;

(2)        Comply with all of the terms and provisions of the Plan;

(3)        Delegate to the Committee the power and responsibility to administer the Plan with respect to the Affiliate's Employees;

(4)        Delegate to PNM Resources the full power to amend or terminate the Plan with respect to the Affiliate's Employees; and

(5)        Be bound by any action taken by PNM Resources pursuant to the terms and provisions of the Plan, regardless of whether such action is taken with or without the consent of the Affiliate.

(d)        If an Employee is transferred between Affiliates, the Employee shall not be deemed to have terminated employment for purposes of this Plan.

(e)        Any Affiliate that has adopted this Plan for the benefit of its Employees may terminate its adoption of the Plan by action of its board of directors and timely providing notice to PNM Resources of such termination.

(f)         PNM Resources and each participating Affiliate shall bear the costs and expenses of providing benefits to their respective Employees who are Participants.  Such costs and expenses shall be allocated among PNM Resources Affiliates in accordance with agreements entered into between PNM Resources and any participating Affiliate, or in the absence of such an agreement, procedures adopted by PNM Resources.

IN WITNESS WHEREOF, PNM Resources has caused this Second Amendment to be executed as of this __3___ day of June 2005.

PNM RESOURCES, INC.

By:             /s/  Alice A. Cobb

Its:  Sr. Vice President & Chief Administrative Officer

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